                                                                   Exhibit 3(ii)


                                     BYLAWS

                                       OF

                             HARMON INDUSTRIES, INC.

                                    * * * * *


                                    ARTICLE I

                                     Offices

         The principal office of the Corporation in the State of Missouri shall be located in Jackson County, Missouri. The Corporation may have such other offices, either within or without the State of Missouri, as the businesses of the Corporation may require from time to time.

         The registered office of the Corporation required by The General and Business Corporation Act of Missouri to be maintained in the State of Missouri may be, but need not be, identical with the principal office in the State of Missouri, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II

                                  Shareholders

         SECTION 1. ANNUAL MEETING: The Annual Meeting of the Shareholders shall be held at any hour during normal business hours as determined by the President on the second Tuesday in May of each year, beginning with the year 1990, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the Annual Meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held of the date designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as conveniently may be.

         SECTION 2. SPECIAL MEETINGS: Special meetings of the Shareholders may be called by the President, by the Board of Directors or by the holders of not less than two-fifths of all the outstanding shares of the Corporation.



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         SECTION 3. PLACES OF MEETING:  The Board of Directors may designate any place, either within or without the State of Missouri, as the place of meeting for any annual meeting of the Shareholders or for any special meeting of the Shareholders called by the Board of Directors. The Shareholders may designate any place, either within or without the State of Missouri, as the place for the holding of such meeting, and may include the same in a waiver of notice of any meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Missouri, except as otherwise provided in Section 5 of this Article.

         SECTION 4. NOTICE OF MEETINGS: Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the office or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the Shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

         SECTION 5. MEETING OF ALL SHAREHOLDERS: If all of the Shareholders shall meet at any time and place, either within or without the State of Missouri, and consent to the holding of a meeting, such meeting shall be valid, without call or notice, and at such meeting any corporate action may be taken.

         SECTION 6. BUSINESS WHICH MAY BE TRANSACTED AT ANNUAL AND SPECIAL
MEETINGS: At each annual meeting of the Shareholders the Shareholders shall elect, by ballot, a Board of Director nominated for election as provided in
Article II, Section 13 and in accordance with Article III, Section 2 of these Bylaws, and they may transact such other business as may be approved by the Board of Directors or submitted by a shareholder for consideration pursuant to
Article II, Section 16 of these Bylaws; whether or not the same are specified in the notice of the meeting, unless the consideration of such other business without its having been specified in the notice of the meeting as one of the purposes thereof, is prohibited by law.

         Business transacted at all special meetings shall be confined to the purposes stated in the notice of such meetings, unless the



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transaction  of other  business  is  consented  to by the  holders of all of the outstanding shares of stock of the Corporation entitled to vote thereat.

         SECTION 7. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE: The Board of Directors of the Corporation may close its stock transfer books for a period not exceeding fifty days preceding the date of any meeting of Shareholders, or the date for the payment of any dividend or for the allotment of rights, or the date when any exchange or reclassification of shares shall be effective; or, in lieu thereof, may fix in advance a date, not exceeding seventy days preceding the date of any meeting of Shareholder, or to the date for the payment of any dividends or for the allotment of rights, or to the date when any exchange or reclassification of shares shall be effective, as the record date for determination of Shareholders entitled to notice of, or to vote at, such meeting, or Shareholders entitled to receive payment of any such dividend or to receive any such allotment of rights, or to exercise rights in respect to any exchange or reclassification of shares; and the Shareholders of record on such date of closing the transfer books, or on the record date so fixed, shall be the Shareholders entitled to notice of and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights in the event of an exchange or reclassification of shares, as the case may be. If the Board of Directors shall not have closed the transfer books or set a record date for the determination of its stockholders entitled to vote as hereinabove provided, no person shall be admitted to vote directly or by proxy except those in whose names the shares of the Corporation shall have stood on the transfer books on a date fifty days previous to the date of the meeting.

         SECTION 8. VOTING LISTS: At least ten days before each meeting of Shareholders, the officer or agent having charge of the transfer book for shares of the Corporation shall make a complete list of the Shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of, and the number of shares held by, each Shareholder which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection of any Shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this state, shall be prima facie evidence as to who are the Shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of Shareholders.



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         SECTION 9. QUORUM: A majority of the outstanding shares of the
Corporation, represented in person or by proxy, shall constitute a quorum at any meeting of the Shareholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting, from time to time, without further notice, to a date not longer than ninety days from the date originally set for such meeting.

         SECTION 10. PROXIES: At all meetings of Shareholders, a Shareholder may vote by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         SECTION 11. VOTING OF SHARES: Subject to the provisions of Section 13, each outstanding share of capital stock having voting rights shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders.

         SECTION 12. VOTING OF SHARES BY CERTAIN HOLDERS: Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

         Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, conservator, or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, conservator, or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.



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         SECTION 13. VACANCIES AND NEWLY CREATED  DIRECTORSHIPS;  NOMINATIONS OF
DIRECTORS; ELECTION.

         (a) Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of not less than 75% of the remaining Directors then in office, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor is elected and qualified. No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.

         (b) Other than persons nominated and elected pursuant to Paragraph (a), only persons who are nominated in accordance with the following procedures will be eligible for election as Directors of the Corporation.

         (c) Nominations of persons for election as Directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the Board (including the Director Nomination and Compensation Committee thereof) or (ii) by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Bylaw 13 who is entitled to vote for the election of such Director at the meeting and who complies with the procedures set forth in this Bylaw 13. All nominations by stockholders must be made pursuant to timely notice in proper written form to the Secretary.

         (d) To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 180 calendar days prior to the meeting. To be in proper written form, such stockholder's notice must set forth or include (i) the name and address, as they appear on the Corporation's books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a stockholder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting for such Director to nominate the person or persons specified in the notice; (iii) the number of shares of stock of the Corporation owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner, if any, on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules



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of the Securities and Exchange  Commission  had the nominee been  nominated,  or intended to be nominated, by the Board; and (vi) the signed consent of each nominee to serve as a Director of the Corporation if so elected. At the request of the Board, any person nominated by the Board for election as a Director must furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The presiding officer of the meeting for election of Directors will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Bylaw 13, and if so determined, so declare to the meeting and the defective nomination will be disregarded.

         (e) Stockholders shall not have a right to cumulate their votes for Directors. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         SECTION 14. INFORMAL ACTION BY SHAREHOLDERS: Any action required to be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.

         SECTION 15. REMOVAL OF DIRECTORS: The Shareholders shall have the power by a two-thirds vote of the holders of shares at any regular meeting or special meeting expressly called for that purpose, to remove any director from office with cause. The Shareholders shall not have the power at any regular meeting or special meeting expressly called for that purpose to remove any director without cause. "Cause" shall mean for purposes of this section, fraud involving the Corporation, gross abuse of office amounting to a breach of trust or fiduciary responsibility or failure of any Director to attend in person or telephonically three consecutive regular meetings of the Board of Directors.

         SECTION 16. ITEM SUBMITTED BY SHAREHOLDER FOR VOTING CONSIDERATION AT SHAREHOLDERS MEETINGS.

         (a) Submission of matters to a vote of the Shareholders at any regular or special meeting of the Shareholders may be made by any shareholder who (i) is a shareholder of record at the time of giving of notice provided for in this Bylaw 16, (ii) is entitled to vote on such matter at the meeting and (iii) complies with the procedures set forth in this Bylaw 16. All such matters submitted by shareholders for a vote at a special or annual meeting of shareholders must be made pursuant to timely notice and proper written form to the Secretary as required by this Bylaw 16.

         (b) To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 180 calendar days prior to the meeting. To be in proper written form, such shareholder's notice must set forth or include (i) the name and address as they appear on the Corporation's books, of the shareholder or



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shareholders  giving the notice and of the  beneficial  owner,  if any, on whose behalf the proposal is made; (ii) a representation that the shareholder giving the notice is a shareholder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting for approval of the items submitted for vote; (iii) number of shares of stock of the Corporation owned beneficially and of record by the shareholder or shareholders giving the notice and by the beneficial owner, if any, on whose behalf the matter is submitted; (iv) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) the beneficial owner, if any, on whose behalf the notice is given, and (C) any other person or persons (naming such person or persons pursuant to which the matter is being submitted); (v) a description or statement of the matter to be presented for a vote, together with a brief description of the reasons for a vote for the proposed matter; and (vi) such other information regarding such matter as may be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission. The presiding officer of the meeting at which the matter is to be considered will, if the facts warrant, determine that a proposal has not been made in accordance with the procedures described by this Bylaw 16, and if so, determine to so declare to the meeting and the proposed matter will be disregarded.

         SECTION 17. CONDUCT OF SHAREHOLDER'S MEETINGS, ADJOURNMENTS. The Chairman of the Board of Directors or, in the absence of the Chairman of the Board of Directors, the President of the Corporation, shall chair and conduct any annual or special meeting of the shareholders. Such person acting as chair shall have the authority to conduct the meeting for the purpose of transacting business on behalf of the Corporation as provided in the notice of meeting and in these Bylaws and shall also have the authority to determine whether matters submitted for consideration at any such meeting have been submitted in accordance with the provisions of these Bylaws. Such person chairing any meeting of the Shareholders may adjourn the meeting to a specified place and future time not to exceed more than 90 days from the date of such meeting without the necessity of a motion or vote.

                                   ARTICLE III

                                    Directors

         SECTION 1. POWERS OF THE BOARD OF DIRECTORS: The property and business of the Corporation shall be managed by the directors, acting as a Board. The Board of Directors shall have and is vested with all and unlimited powers and authorities, except as may be expressly limited by law, the Articles of Incorporation or by these Bylaws, to do or cause to be done any and all lawful things for and in behalf of the Corporation, to exercise or cause to be exercised any or all of its powers, privileges and franchises, and to seek the effectuation of its objects and purposes.

         SECTION 2. NUMBER, TENURE AND QUALIFICATIONS: The provisions of Article VI of the Corporation's Articles of Incorporation provide for an indefinite number of directors, not less than seven (7) nor more than twelve (12), and require the exact number of directors to



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be  determined  by the Board of  Directors as set forth in these  Bylaws.  It is specified that the Corporation shall have nine (9) directors. Such number may be increased or decreased from time to time within the above-mentioned limits by amendment of these Bylaws. Each director shall hold office for the term for which he is elected or until his successor shall have been duly elected and qualified.

         The total number of directors shall be divided into three groups, with each group containing one-third of the total, as near may be. At the first annual shareholder's meeting at which the election of directors is to be conducted following the adoption of this Bylaw, the Director Nomination and Compensation Committee shall nominate three classes of directors, each class containing one-third of the total as near as may be done and the classes shall have terms of one year, two years and three years, respectively. At each annual shareholder's meeting held thereafter, directors shall be chosen for a term of three years, as the case may be, to succeed those whose terms expire.

         SECTION 3. REGULAR MEETINGS: A regular meeting of the Board of Directors shall be held without other notice than this Bylaw, immediately after, and at the same place as the annual meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Missouri, for the holding of additional regular meetings with notice of such resolution to all directors.

         SECTION 4. SPECIAL MEETINGS: Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place in the United States, either within or without the State of Missouri, as the place for holding any special meeting of the Board of Directors called by them.

         SECTION 5. NOTICE: Notice of any special meeting shall be given at least five days previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram provided, however, that if the designated meeting place is without the State of Missouri, an additional five days notice be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at



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any meeting shall constitute a waiver of notice of such meeting,  except where a director attends a meeting for the express purpose of objecting that the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 6. QUORUM: A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         SECTION 7. MANNER OF ACTING: The act of the majority of the directors present at a meeting of the directors at which a quorum is present shall be the act of the Board of Directors.

         SECTION 8. VACANCIES: In case of the death or resignation or disqualification of one or more of the directors, a majority of the survivors or remaining directors may fill such vacancy or vacancies until the successor or successors are elected at the next annual meeting of the Shareholders. A director elected to fill a vacancy shall serve as such until the next annual meeting of the Shareholders.

         SECTION 9. COMPENSATION: Directors shall be entitled to receive the annual fee as shall be determined from time to time by resolution of the Board of Directors; provided that any such fee shall be applicable only to subsequent terms of the Board of Directors. In addition, the Board of Directors by resolution may establish a fixed sum to be paid for attendance at each regular or special meeting of the Board of Directors; provided that any such fee shall be applicable only to subsequent terms of the reasonable out of pocket expenses incurred by the directors in attendance at any special or regular meeting of the Board of Directors. Notwithstanding the foregoing, nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 10. APPOINTMENT OF COMMITTEES: The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in said resolution or resolutions, in the management of the business and affairs of the Corporation, and may have power



                                    Page 37
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to authorize the seal of the  Corporation  to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         SECTION 11. ADVISORY DIRECTOR: The Board of Directors of the Corporation may, in its sole discretion, select one Advisory Director per year from the group consisting of (i) the Presidents of the Corporation's subsidiaries or (ii) the executive officers of the Corporation; provided, that the outstanding common stock of such subsidiaries must be at least eighty percent (80%) owned by the Corporation. Said Advisory Director shall be selected at the Annual Board of Directors' Meeting of the Corporation and shall serve for a one year period only, terminating upon the earlier of the selection of a successor Advisory Director or the expiration of one year from the date of acceptance of the Advisory Director position. The Advisory Director shall not be entitled to vote on any matters on which the Board of Directors may vote. The Advisory Director shall not be counted for purposes of determining a majority of the Board or a quorum present at any meeting. The Advisory Director shall be permitted to participate in discussion of matters coming before the Board but shall not be authorized or empowered to present or second motions coming for consideration to the Board of Director or otherwise present resolutions for adoption by the Board of Directors. Compensation for the Advisory Director shall be as determined by the Board of Directors.

         SECTION 12. QUALIFICATION FOR DIRECTORS: In order to be nominated to serve as a director of the Corporation, a nominee must not yet have attained his/her seventieth birthday. Directors who shall have attained his/her seventieth birthday may not be renominated to serve another term. However, any director who reaches his/her seventieth birthday during his/her term as a director shall not be prohibited from completing such term by application of this Section; provided, however, that this Section 12 shall not be applicable to any Board member serving as of March 15, 1988.



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                                   ARTICLE IV

                                    Officers

         SECTION 1. NUMBER: The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Treasurer, a Secretary and such other officers as the Board may elect. The Chairman of the Board, President and the Vice-President or if there is more than one Vice-President, then at least one Vice-President shall be chosen from the Members of the Board of Directors. The remaining officers of the Corporation need not be chosen from the Members of the Board, but they may be so chosen. The Board of Directors, by resolution, may create the offices of one or more Assistant Treasurers and Assistant Secretaries, all of whom shall be elected by the Board of Directors.

         The Board of Directors from time to time may also appoint such other officers and agents for the Corporation as it shall deem necessary or advisable. All appointed officers and agents shall hold their respective positions at the pleasure of the Board of Directors or for such terms as the Board of Directors may specify, and they shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors or by an elected officer empowered by the Board of Directors to make such determination.

         All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the property and affairs of the Corporation as may be provided in the Bylaws, or, in the absence of such provisions, as may be determined by resolution of the Board of Directors.

         SECTION 2. DELEGATION OF AUTHORITY TO HIRE, DISCHARGE, ETC. The Board of Directors from time to time may delegate to the Chairman of the Board, the President or other officer or executive employee of the Corporation, authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the Corporation under their jurisdiction, and the Board of Directors may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the Corporation the services of attorneys, accountants and other experts.



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         SECTION 3. ELECTION AND TERM OF OFFICE: The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         SECTION 4. REMOVAL: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 5. VACANCIES: A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 6. CHAIRMAN OF THE BOARD: The Chairman of the Board shall preside at all meetings of the Shareholders and Board of Directors at which he is present. He shall, subject to the direction of the Board of Directors, have general oversight over the affairs of the Corporation and shall, from time to time, consult and advise with the President in the direction and management of the Corporation's business and affairs. He shall also do and perform such other duties as may, from time to time, be assigned to him by the Board of Directors.

         SECTION 7. PRESIDENT: The President shall be the principal executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of the Shareholders and Board of Directors. He shall be an ex officio member of all standing committees. He may sign with Secretary or Treasurer or any other proper officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors or any authorized committee have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or



                                    Page 40
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executed; and in general shall perform such other duties as may be prescribed by the Board of Directors from time to time.

         SECTION 8. THE VICE-PRESIDENTS: In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, or with the Treasurer or an Assistant Treasurer, certificates for shares of the Corporation and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         SECTION 9. THE TREASURER: If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with surety or sureties as the Board of Directors shall determine. He shall:
(a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these Bylaws; (b) in general perform all the duties as from time to time may be assigned to him by the President or by the Board of Directors.

         SECTION 10. THE SECRETARY: The Secretary shall: (a) keep the minutes of the Shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.



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


         SECTION 11. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES: The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. Assistant Secretaries and Treasurers, as thereunto authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.

         SECTION 12. SALARIES: The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                    ARTICLE V

                      Contracts, Loans, Checks and Deposits

         SECTION 1. CONTRACTS: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         SECTION 2. LOANS: No loans shall be contracted on behalf of the Corporation and no evidences or indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         SECTION 3. CHECKS, DRAFTS, ETC.: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         SECTION 4. DEPOSITS: All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other



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


epositaries as the Board of Directors may select.

                                RESOLUTION

RESOLVED, that, effective March 16, 2000, the provisions of Section 1,
Article VI of the Bylaws are hereby deleted in their entirety and replaced by the following:

                                ARTICLE VI

                Certificates for Shares and Their Transfer

     SECTION 1. CERTIFICATES FOR SHARES OF STOCK: The certificates for shares of stock of the Corporation shall be numbered, shall be in such form as may be prescribed by the Board of Directors in conformity with law, and shall be entered in the stock books of the Corporation as they are issued, and such entries shall show the name and address of the person, firm, partnership, corporation or association to whom each certificate is issued. Each certificate shall have printed, typed or written thereon the name of the person, firm partnership, corporation or association to whom it is issued, and number of shares represented thereby and shall be signed by the President or a Vice-President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation and sealed with the seal of the Corporation, which seal may be facsimile, engraved or printed. Any or all of the signatures on the certificate may be facsimile. In case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of its issue.

         SECTION 2. TRANSFER OF SHARES - TRANSFER AGENT - REGISTRAR: Transfers of shares of stock shall be made on the stock record or transfer books of the Corporation only by the person named in the stock certificate, or by his attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent or clerk for the Corporation. The Corporation, by resolution of the Board of Directors may from time to time appoint a transfer agent, and, if desired, a registrar, under such arrangements and upon such terms and conditions as the Board of Directors deems advisable; but until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent or clerk of the Corporation, without the necessity of any formal action of the Board of Directors, and the Secretary shall perform all of the duties thereof.



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         SECTION 3. LOST OR DESTROYED CERTIFICATES: In case of the loss or destruction of any certificate for shares of stock of the Corporation, upon due proof of the registered owner thereof or his representatives, by affidavit of such loss or otherwise, the President and Secretary may issue a duplicate certificate (plainly marked "duplicate") in its place, upon the Corporation being fully indemnified therefor.

                                   ARTICLE VII

                                   Fiscal Year

         The fiscal year of the Corporation shall begin on the first day of January in each year and end of the last day of December in each year.

                                  ARTICLE VIII

                                    Dividends

         The Board of Directors may from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE IX

                                      Seal

         The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words, "Corporate Seal, Missouri."

                                    ARTICLE X

                                Waiver of Notice

         Whenever any notice whatever is required to be given under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of The General and Business Corporation Act of Missouri, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.



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


                                   ARTICLE XI

                    Indemnification of Officers and Directors
                   Against Liabilities and Expenses in Actions

         SECTION 1. INDEMNIFICATION IN NON-DERIVATIVE ACTIONS: The Corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director (or nominee for a director position) or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plead of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to be in the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION 2. INDEMNIFICATION IN DERIVATIVE ACTIONS: The Corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director (or nominee for a director position) or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity of such expenses which the court shall deem proper.

         SECTION 3. MANDATORY INDEMNIFICATION WHENEVER DEFENSE IS SUCCESSFUL: To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

         SECTION 4. EXPENSES MUST BE AUTHORIZED IN EACH CASE: Any indemnification under Section 1 and 2, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in these sections. The determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, proceeding, or if such a quorum is not attainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the Shareholders.

         SECTION 5. EXPENSES TO BE ADVANCED: Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the Board of Directors of the Corporation in the specific case upon receipt of an undertaking by or on behalf of said director or officer to repay such amount to be indemnified by the Corporation.

         SECTION 6. NON-EXCLUSIVE INDEMNIFICATION: The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of Shareholder or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.



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


         SECTION 7. INSURANCE: The Corporation may purchase and maintain insurance on behalf of any person who is or was a director (or nominee for a director position) or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this amendment.

                                   ARTICLE XII

                                   Amendments

         These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any annual meeting of the Shareholders or at any special meeting of the Shareholders called for that purpose or at any meeting of the Board of Directors provided, however, that the Board of Directors shall take no such action contrary to the provisions of any resolution of the Shareholders directing the Board not to do so.



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